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                                                                    EXHIBIT 23.1



                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) pertaining to the registration of 28,777 shares of common stock of Movie Gallery, Inc. issued in connection with an acquisition, and to the incorporation by reference therein of our report dated February 21, 1996, with respect to the consolidated financial statements of Movie Gallery, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Birmingham, Alabama
May 23, 1996